EXHIBIT 10.1
FORM OF
STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of June __, 2010 (the "Agreement"), by and between ______________, with an address located at ________________________ (the “Seller”), and each purchaser whose name is set forth on the signature page hereof (each, a “Purchaser” and, collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Seller is the owner of ________ shares of common stock, par value $0.001 per share (the “Shares”), of By Design, Inc. (“BYDE”), a Nevada corporation with its principal executive office located at 2519 East Kentucky Avenue, Denver, Colorado 80209; and

WHEREAS, Seller desires to sell, and Purchasers desire to purchase, ________ of the Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, agreements and indemnities herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1.           Purchased Shares.

Subject to the terms and conditions herein stated, Seller hereby agrees to sell, assign, transfer and deliver to the Purchasers on the Closing Date, and the Purchasers hereby agree to purchase from Seller on the Closing Date, all right, title and interest of Seller in and to the Shares for a total purchase price of $________ (the “Purchase Price”) in the respective dollar and share amounts for each Purchaser as indicated in Exhibit A hereto.

2.           Payment of Purchase Price.

In furtherance of the consummation of the transactions contemplated hereby, the Purchasers shall (a) pay the Purchase Price by check or wire transfer, on the Closing Date, and (b) Seller shall deliver to the Purchasers (i) the stock certificates representing the Shares, properly endorsed and/or accompanied by instruments of transfer duly executed in blank, medallion guaranteed, simultaneously with the execution and delivery of this Agreement, and (ii) the opinion of counsel for Seller, dated on the Closing Date, in substantially the form provided in Exhibit B hereto.

3.           Closing Date.

The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before June __, 2010 (the “Closing Date”), at the offices of Greenberg Traurig, LLP in New York, New York.

4.           Representations and Warranties.

4.1           By Seller.  Seller represents and warrants as follows and acknowledges that Purchasers are relying upon such representations and warranties in connection with the purchase by them of the Shares:

(a)	BYDE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b)
The authorized capital stock of BYDE consists of 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share; and of such authorized capital, only 9,197,802 shares of common stock have been duly issued and are outstanding and are fully paid and non-assessable;

(c)
No person, corporation or other entity has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase from BYDE of any securities (including convertible securities) of BYDE;

(d)
All of the Shares are owned by Seller as the registered and beneficial owner of record, with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, restrictions and demands whatsoever (other than restrictions imposed by federal or state securities laws);

(e)
No person, corporation or other entity (other than Purchasers pursuant to this Agreement) has any agreement, option or warrant, or any right or privilege (whether by law, pre-emptive or contractual, or whether by means of any exercise, conversion or other right or action) which has the effect of or is capable of becoming an agreement, option or warrant, for the purchase of any of the Shares;

(f)
Neither Seller nor BYDE is party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein;

(g)
Seller has all requisite power and authority to execute, deliver and perform her obligations under this Agreement; the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action on the part of Seller; and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against her in accordance with its terms;

(h)
None of the reports, notices, statements and other filings made by BYDE with the SEC (the “SEC Documents”) since January 1, 2008, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.  Nothing has occurred with respect to which BYDE would be required to file any current report on Form 8-K since January 1, 2010.  The balance sheets and statements of income, changes in financial position and stockholders’ equity contained in any of the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits); and without limitation of the foregoing, BYDE has no material liabilities, fixed or contingent, known or unknown, except to the extent reflected in such financial statements or thereafter incurred in the ordinary course of business.  On or before the Closing, the related party payable due to a BYDE officer will be cancelled and/or paid in full, and all other liabilities of BYDE will be paid off, such that BYDE shall have no liabilities as at the Closing Date.

(i)	BYDE has not been informed that its shares of common stock fail to qualify or will be delisted from the OTC Bulletin Board.

(j)
Since January 1, 2010, (i) the business of BYDE has been operated in the ordinary course, (ii) there has been no material adverse change in the financial condition, operations or business of BYDE from that reflected in the aforesaid financial statements, and BYDE has not incurred any material obligation or liability except in the ordinary course of business, and (iii) there has not been any (A) declaration, setting aside the payment of any dividend or other distribution with respect to the capital stock of BYDE, (B) direct or indirect redemption, purchase or other acquisition by BYDE of any of its capital stock, or (C) increase in the rate of salary or compensation paid or payable by BYDE to Seller or any other officer, director or employee of BYDE;

(k)	BYDE is not in material default of any of its obligations (including, but not limited to, all leases to which BYDE is a party or by which BYDE is bound, whether for realty or personalty);

(l)	BYDE has, to the date hereof, filed all tax returns and paid or made adequate reserve on its books for all taxes, assessments and other impositions as and to the extent required by law;

(m)
BYDE is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business, and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted;

(n)
BYDE does not own any real estate or any interest therein, and Seller has previously delivered to Purchasers true and complete copies of all leases respecting real estate to which BYDE is a party or by which BYDE may be bound; and BYDE has no other leases, long-term contracts or other liabilities or commitments to make future payments;

(o)
BYDE maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for similar businesses of similar size in the locality;

(p)	BYDE is not a party to or bound by any collective bargaining agreement, employment agreement, consulting agreement or other commitment for the employment or retention of any person;

(q)
BYDE does not maintain and is not required to make any contributions to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person;

(r)	there is no pending or, to Seller’s knowledge, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against or relating to BYDE’s business;

(s)
BYDE has the valid right to utilize all trade names and other intellectual property utilized in its business, and has not received notice of any claimed infringement of such intellectual property with the rights or property of any other person;

(t)
neither Seller nor BYDE has any knowledge of any fact, event, circumstance or condition that would materially impair BYDE’s ability to continue its normal operations as heretofore conducted (other than general, industry-wide conditions); and

(u)	BYDE is not a shell company, as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and has been in continuous operation since February 2005.

4.2           By Purchaser.  Each of the Purchasers individually (and not jointly) represents and warrants as follows and acknowledges that Seller is relying upon such representations and warranties in connection with the sale by it of the Shares:

(a)
Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action on the part of Purchaser; and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

(b)
Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument or charter provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the consummation of the transactions provided for herein; and

(c)
Purchaser is purchasing the Shares for its own account for investment purposes, and not with a view to the distribution thereof in violation of any applicable securities laws.  Purchaser is not a “U.S. person,” as defined by Regulation S under the Securities Act of 1933, as amended.

5.           Survival of Representations and Warranties.

5.1           Seller.  The representations and warranties of Seller contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the consummation of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Purchasers, shall continue in full force and effect for the benefit of Purchasers and any claim in respect thereof shall be made in writing:

(a)	with respect to representations and warranties of Seller, relating to matters other than tax matters, for a period of 18 months after the Closing Date; and

(b)
with respect to representations and warranties of Seller, relating to tax liability or other tax matters, within the period commencing on the Closing Date and expiring on the date on which the last applicable limitation period (without giving effect to any voluntary extension(s) hereafter granted by or on behalf of BYDE) under any applicable taxation legislation expires with respect to any fiscal year of BYDE which is relevant in determining any relevant tax liability of BYDE.

5.2           Purchasers. The representations and warranties of each of the Purchasers contained in this Agreement, or any agreement, certificate or other document delivered or given pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Seller, shall continue in full force and effect for the benefit of Seller and any claim in respect thereof shall be made in writing for a period of 18 months after the Closing Date.

5.3           General. The provisions of this Section 5 respecting the expiration of claims periods is expressly subject to Section 10.3 hereof.

6.           Transfer.

This Agreement shall operate as an immediate and effective transfer and assignment of the ________ Shares by Seller to Purchasers as at the Closing Date.  The parties agree to do all such other acts and things as may be necessary to give effect to the provisions hereof, and without limiting the generality of the foregoing, to validly and effectively transfer the Shares from Seller to Purchasers as at the Closing Date, and to disclose the resulting change in control of BYDE in a current report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) following the Closing.  This Agreement will constitute, and may be presented to BYDE and its transfer agent and registrar as, Seller’s irrevocable authorization to transfer the record ownership of the Shares to each of Purchasers on the stock transfer ledger of BYDE.

7.           Additional Agreements.

7.1           Seller shall remain the sole member of the Board of Directors of BYDE following the Closing until compliance by BYDE with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act.  BYDE will enter into an indemnification agreement with Seller to indemnify her for her service as a director until compliance by BYDE with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under the Act.  As such, Seller shall cause BYDE to prepare and file any quarterly reports on Form 10-Q for the quarters, including the Form 10-Q for the quarter ended June 30, 2010, and any current reports on Form 8-K, as required, so long as Seller remains a director of BYDE.

7.2           Each of Seller and Purchasers shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize the transactions contemplated by this Agreement and the execution and delivery of this Agreement and other agreements, understandings and documents contemplated hereby, and shall cause all necessary meetings of directors and stockholders to be held for such purpose.

8.           Conditions.

8.1           Conditions to the Obligations of Purchasers.  The obligations of Purchasers to complete the transactions contemplated herein is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of Purchasers and may be waived by them in whole or in part):

(a)	the representations and warranties of Seller contained herein shall be true and correct as at the Closing Date;

(b)
Seller shall have performed all of her obligations under this Agreement to be performed by her on or prior to the Closing Date and Seller shall not be in breach of any agreement on her part contained in this Agreement; and

(c)
all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by Seller of her obligations under this Agreement shall be satisfactory to Purchasers and their counsel and Purchasers shall have received copies of all such documents or other evidence as they may reasonably request in form and substance satisfactory to Purchasers and their counsel.

If any of the conditions contained in Section 8.1 hereof shall not be fulfilled or performed at or before the Closing Date to the reasonable satisfaction of Purchasers, Purchasers may, by written notice to Seller, terminate all their obligations hereunder.

8.2           Conditions to the Obligations of Seller.  The obligations of Seller to complete the transactions contemplated hereunder is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (each of which is acknowledged to be for the exclusive benefit of Seller and may be waived by her in whole or in part):

(a)	the representations and warranties of Purchasers contained herein shall be true and correct as at the Closing Date;

(b)
Purchasers shall have performed all their obligations under this Agreement to be performed by them on or prior to the Closing Date and Purchasers shall not be in breach of any agreement on their part contained in this Agreement; and

(c)
all documents relating to the due authorization and completion of the transactions contemplated hereby and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by Purchasers of their obligations under this Agreement shall be satisfactory to Seller and its counsel and Seller shall have received copies of all such documents or other evidence as they may reasonably request in form and substance satisfactory to Seller and its counsel.

If any of the conditions contained in Section 8.2 hereof shall not be fulfilled or performed on or before the Closing Date to the reasonable satisfaction of Seller, Seller may, by written notice to Purchasers, terminate all her obligations hereunder.

9.           Termination.

This Agreement may be terminated at any time prior to the Closing Date referred to in Section 3 hereof by Purchasers.  In the event of such termination, neither party shall have any liability of any kind to the other party.

10.           Indemnification.

10.1           Each party hereto agrees to indemnify and hold harmless the other party from and in respect of any cost, claim, loss, damage, liability or expense which such other party may suffer or incur, whether at law or in equity, arising out, resulting from or in connection with the inaccuracy of any representation or warranty contained herein, for the time periods provided in Section 5.1 hereof.

10.2           No claim for indemnification will arise until written notice thereof is given to the party from whom indemnification is sought or claimed (the “Indemnitor”). Such notice shall be sent within a reasonable time following the determination by the party seeking indemnification (the "Indemnitee") that a claim for indemnity may exist. In the event that any legal proceedings shall be instituted or any claim or demand is asserted by any third person in respect of which either party may seek any indemnification from the other party, the Indemnitee shall give or cause to be given to the Indemnitor written notice thereof and the Indemnitor shall have the right, at its option and expense, to be present at the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times remain with the Indemnitee, unless the Indemnitor irrevocably acknowledges full and complete responsibility for indemnification of the Indemnitee in respect of the subject claim, in which case the Indemnitor may assume such control through counsel of its choice; provided, however, that no settlement shall be entered into without the Indemnitee's prior written consent (which shall not be unreasonably withheld). The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

10.3           Notwithstanding anything in this Agreement to the contrary, the indemnity provided for in this Section 10 shall apply to any loss, claim, cost, damage, expense or liability, whether or not the actual amount thereof shall have been ascertained prior to the final day upon which a claim for indemnity with respect thereto may be made hereunder in accordance with Section 5 hereof, so long as written notice thereof shall have been given to the party from whom indemnification is sought prior to said date, setting forth specifically and in reasonable detail, so far as is known, the matter as to which indemnification is being sought, but nothing herein shall be construed to require payment of any claim for indemnity until the actual amount payable shall have been finally ascertained.

11.           Notices.

Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail or by hand, addressed to the addresses set forth on the first page of this Agreement or to such other address furnished by notice given in accordance with this Section 11.  A copy of any notice sent to Purchasers shall also be sent to Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, 15th Floor, New York, New York 10166, Attention: Spencer G. Feldman, Esq.

12.           Applicable Law; Disputes.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., without giving effect to the conflict of law provisions thereof.  In the event there is any dispute between the parties as to their rights and obligations under this Agreement, the parties submit to the jurisdiction of any state or federal court sitting in the State of Nevada (BYDE’s state of incorporation), City of Las Vegas, and waive any defense of inconvenient forum to the maintenance of any action so brought.

13.           Entire Agreement.

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no verbal statements, representations, warranties, undertakings or agreements between the parties. This agreement may be amended only by an instrument in writing signed by both parties.

14.           Time of the Essence.

Time shall be of the essence of this Agreement.

15.           Assignment.

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent may be withheld in either party's sole and absolute discretion.

16.           Binding Effect; Counterparts.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may be executed by fax or .pdf and in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

____________________________________

PURCHASER:

By:_________________________________ Name: Title: